UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 22, 2003

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-37487-09     I.R.S. Employer Identification No: 65-0440712

Item 7.  Financial Statements and Exhibits.

  (c) Exhibits. The following exhibit is attached to this Current Report on Form 8-K (this "Report"):

          99     Press Release dated April 22, 2003

Item 9.   Regulation FD Disclosure. (Information provided under Item 12 - Results of Operations and Financial Condition).

On April 22, 2003, AirTran Holdings, Inc. (the "Company") issued a press release reporting the Company's financial results for the first quarter ended March 31, 2003 (the "Press Release"). A copy of the Press Release is being furnished as Exhibit 99 to this Report and is incorporated into this Report by reference.

Item 12 of Form 8-K, "Results of Operations and Financial Condition," requires the Company to furnish the Press Release to the Securities and Exchange Commission. In accordance with interim guidance issued by the Securities and Exchange Commission in Release No. 33-8216, the Company is furnishing the Press Release required by Item 12 under Item 9 of this Report.

The information being furnished under Item 9 of this Report shall be considered "filed" for purposes of the Securities Exchange Act of 1934, as amended.

On April 22, 2003, members of the Company's management held a conference call with investors to discuss the release of the Company's financial results for the first quarter of 2003 as well as certain information regarding estimates for 2003.

During this call, management noted the following among other things:

--

Excluding the west coast operations of Los Angeles and Las Vegas, available seat miles are projected to grow approximately 18 percent in the second quarter, 20 percent in the third quarter and 21 percent in the fourth quarter;

--

Our 1st quarter 2003 passenger revenue per available seat mile (RASM) demonstrated year-over-year improvements in January and February, while our March RASM was down approximately 3 1/2 % year-over-year primarily due to the elevated status of the Homeland Security Threat Condition and the military conflict in Iraq;

--	We expect our non-fuel unit costs will be flat to down 1% for the rest of the year;
--	We estimate the price of fuel to average $0.90 per gallon for 2003;
--	Maintenance expense for 2003 is estimated to be $250 per block hour;
--	Depreciation expense for 2003 is expected to be in the range of $10 million to $15 million;
--	Effective tax rate for 2003 is estimated to be in the range of 5% to 10%; and
--	Capital expenditures for 2003 are not expected to exceed $20 million.

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The information contained in this Form 8-K, including Exhibit 99, contains forward-looking statements. Statements regarding the Company's available seat mile growth, operating cost trends, effective tax rates, capital expenditures, operational and financial success, business model, ability to return value to investors, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2002. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 23, 2003	AirTran Holdings, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

Date: April 23, 2003	AirTran Airways, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

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